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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE

$10,000,000                   Lafayette, Louisiana             December 21, 2000

      FOR VALUE RECEIVED, the undersigned, PetroQuest Energy, Inc., a Louisiana corporation, and PetroQuest Energy One, L.L.C., a Louisiana limited liability company (herein collectively called "Borrower"), hereby jointly, severally, and solidarily promise to pay to the order of EnCap Energy Capital Fund III, L.P. (herein called "Lender"), the principal sum of Ten Million Dollars ($10,000,000), or, if greater or less, the aggregate unpaid principal amount of the Advances made under this Note by Lender to Borrower pursuant to the terms of this Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Hibernia National Bank, 313 Carondelet Street, New Orleans Louisiana, or at such other place within Orleans Parish, Louisiana, as from time to time may be designated by the holder of this Note.

      This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, PetroQuest Energy, Inc., a Delaware corporation, and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein,
(b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

      The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date. Interest payments on this Note are due on each Quarterly Payment Date, beginning March 30, 2001.

      The principal amount of this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, the principal amount of this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. All past due principal and interest on the Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

      Notwithstanding the foregoing paragraph and all other provisions of this Note or any other Loan Document, in no event shall the interest payable hereon, together with any other amounts constituting interest on the Obligations, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note and such other
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Obligations, and this Note is expressly made subject to the provisions of the
Credit Agreement which more fully set out the limitations on how interest accrues hereon. The term "applicable law" as used in this Note shall mean the Laws of the State of Louisiana including the Laws of the United States, as such laws now exist or may be changed or amended or come into effect in the future.

      If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

      Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

      THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                    PETROQUEST ENERGY, INC.,a Louisiana
                                    corporation

                                    By: /s/ Charles T. Goodson
                                        ----------------------------------------
                                        Name:  Charles T. Goodson
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


                                    PETROQUEST ENERGY ONE, L.L.C., a
                                    Louisiana limited liability company

                                    By: PETROQUEST ENERGY, INC., a
                                        Louisiana corporation, its sole member

                                        By: /s/ Charles T. Goodson
                                            ------------------------------------
                                            Name:  Charles T. Goodson
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer